EXHIBIT 99.1

Orbitz Worldwide Stockholders Approve Acquisition by Expedia
Transaction Remains Subject to Regulatory Approval

CHICAGO, May 27, 2015 - Orbitz Worldwide (NYSE: OWW) announced that at its annual stockholders meeting today in Chicago, stockholders approved the merger agreement providing for the acquisition of Orbitz Worldwide by Expedia, Inc. (NASDAQ: EXPE). Approximately 74 percent of the shares outstanding voted in favor of the transaction. More than 99 percent of the votes cast were in favor of the transaction.

Expedia, Inc. and Orbitz Worldwide announced their entry into the merger agreement on Feb. 12, 2015, whereby Expedia agreed to acquire all outstanding shares of Orbitz Worldwide at $12 per share. On March 25, the two companies announced that they had each received a request for additional information and documentary material (“second request”) from the U.S. Department of Justice (DOJ) as part of the agency’s regulatory review. The two companies continue to fully cooperate with the DOJ. The transaction also remains subject to additional customary closing conditions.

About Orbitz Worldwide
Orbitz Worldwide (NYSE: OWW) is a global online travel company using technology to transform the way consumers around the world plan and purchase travel. Orbitz Worldwide operates the consumer travel planning sites Orbitz (orbitz.com), ebookers (ebookers.com), HotelClub (hotelclub.com) and CheapTickets (cheaptickets.com). Also within the Orbitz Worldwide family, Orbitz Partner Network (orbitzpartnernetwork.com) delivers private label travel technology solutions to a broad range of partners including some of the world’s largest airlines, bank loyalty programs and travel agencies, and Orbitz for Business (orbitzforbusiness.com) delivers managed travel solutions for companies of all sizes. Orbitz Worldwide makes investor relations information available at investors.orbitz.com.

Forward-Looking Statements
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial and operational impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Expedia or Orbitz stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Expedia to successfully integrate Orbitz’s operations; the ability of Expedia to implement its plans, forecasts and other expectations with respect to Orbitz’s business after the completion of the transaction and realize expected synergies; business disruption following the merger; and the other risks and important factors contained and identified in Expedia’s and Orbitz’s filings with the Securities and Exchange Commission, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this document are made only as of the date hereof. Neither Expedia nor Orbitz undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.